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                                                                  EXHIBIT 23


                       CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in Monsanto Company's Registration Statements on Form S-8 (No. 333-51316 and 333-64076) of our report dated February 5, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements), incorporated by reference in this annual report on Form 10-K of Monsanto Company for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP



St. Louis, Missouri
March 5, 2002